Exhibit 10.1

CONVERGYS CORPORATION

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

(As amended effective February 20, 2007)

CONVERGYS CORPORATION

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

CONVERGYS CORPORATION

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

SECTION 1. STATEMENT OF PURPOSE.

The purpose of the Convergys Corporation Supplemental Executive Retirement Plan (the “Plan”) is to provide supplementary pension benefits for Senior Managers of Convergys Corporation (“Convergys”) and its affiliates. This document amends and restates the Plan effective as of February 20, 2007. Except as otherwise noted herein, the provisions of this amendment and restatement do not apply to individuals who were Vested Senior Managers under the terms of the Plan as in effect immediately prior to this amendment and restatement and the calculation and payment of the benefits of such Vested Senior Managers shall continue to be governed by the terms of the Plan as in effect immediately prior to the effective date of this amendment and restatement.

SECTION 2. DEFINITIONS; GENDER AND NUMBER.

2.1. For purposes of the Plan, the following terms shall have the meanings hereinafter set forth unless the context otherwise requires:

2.1.1 “Board of Directors” means the Board of Directors of Convergys.

2.1.2 “Committee” means the Compensation Committee of the Board of Directors.

2.1.3 “Convergys Entity” means Convergys and each direct and indirect subsidiary of Convergys.

2.1.4 “Designated Beneficiary” means the person or entity designated by a Senior Manager, on forms furnished and in the manner prescribed by the Committee, to receive any benefit payable under the Plan after the Senior Manager’s death. If a Senior Manager fails to designate a beneficiary or if, for any reason, such designation is not effective, his “Designated Beneficiary” shall be his surviving spouse, or, if none, his estate.

2.1.5 “Employee” means any person who is employed as a common law employee of a Convergys Entity.

2.1.6 “Pension Plan” means the Convergys Corporation Pension Plan.

2.1.7 “Senior Manager” means an Employee whose participation in the Plan has been approved by the Board of Directors or the Committee.

2.1.8 “Years of Service” means a Senior Manager’s full years of service as an Employee, computed on the basis that 12 full months of service (whether or not consecutive) constitutes one full year of service. For purposes of the Plan, service with Cincinnati Bell Inc. and its affiliates prior to January 1, 1999 shall be deemed to be service with Convergys.

2.2 For purposes of the Plan, words used in any gender shall include all other genders, words used in the singular form shall include the plural form and words used in the plural form shall include the singular form.

SECTION 3. ADMINISTRATION.

3.1 Convergys shall be the Plan Administrator and the Sponsor of the Plan as those terms are defined in the Employee Retirement Income Security Act of 1974.

3.2 The Committee shall have the specific powers elsewhere herein granted to it and shall have such other powers as may be necessary in order to enable it to administer the Plan, except for powers herein granted or provided to be granted to others.

3.2.1 The Committee may adopt such rules and regulations and may employ such persons as it deems appropriate for the proper administration of the Plan.

3.2.2 The Committee shall grant or deny claims for benefits under the Plan, and authorize disbursements according to this Plan. Notice shall be provided in writing to any participant or beneficiary whose claim has been denied, setting forth the specific reasons for such denial. In the event that a claim for benefits has been denied, the Committee shall afford the claimant a full and fair review of the decision denying the claim.

3.2.3 The Committee shall determine conclusively for all parties all questions arising in the administration of the Plan.

3.2.4 The expenses of the Committee in administering the Plan shall be borne by the Convergys Entities in such proportions as the Committee may determine.

3.2.5 The Board of Directors and the Committee each may designate in writing other persons to carry out their responsibilities under the Plan, and may employ persons to advise them with regard to any such responsibilities.

SECTION 4. BENEFITS.

4.1 If a Senior Manager who has completed at least five Years of Service ceases to be an Employee for any reason (other than his death), he shall be entitled to receive a monthly benefit, commencing six months following the date he ceases to be an Employee or, if later, the date on which he would have attained age 55 and completed at least 10 Years of Service had he remained an active Employee, and payable for his life, equal to the result obtained (not less than zero) by subtracting (a) his Pension Benefit from (b) 50% of his Average Monthly Compensation; provided, however, that the amount determined under clause (b) of the preceding sentence shall be reduced by the sum of (i) 3.5% for each full year by which his age at termination is less than 62 and (ii) 3.5% for each full year by which his Years of Service at termination are less than 25 years.

4.1.1 For purposes of this Section 4.1, a Senior Manager’s “Average Monthly Compensation” shall be the amount obtained by dividing (a) the Senior Manager’s highest “annual cash compensation target” in effect at any time during the 5 year period ending on the date he ceases to be an Employee by (b) 12, A Senior Manager’s “annual cash compensation target” is the Senior Manager’s annual base salary and annual incentive target regardless of whether all or part of such compensation is deferred by the Senior Manager pursuant to a deferred compensation plan or agreement, 401(k) plan and/or cafeteria plan, or paid in the form of securities or other property which are not immediately taxable to the Senior Manager.

4.1.2 For purposes of this Section 4.1, “Pension Benefit” means the pension benefit (if any) which the Senior Manager is entitled to receive under the Pension Plan, expressed as a monthly benefit commencing on the date of commencement of his benefit as described in Section 4.1, and payable for his life. If a Senior Manager has received or is entitled to receive a benefit from a Convergys Entity which, in the opinion of the Committee, is intended to supplement or be in lieu of a benefit under the Pension Plan, the value of such other benefit shall be deemed to be a benefit under the Pension Plan.

4.2 If a Senior Manager dies while an active Employee, his Designated Beneficiary shall be entitled to receive a benefit payable in fifteen annual installments, commencing as of the day following the date of the Senior Manager’s death, which shall be actuarially equivalent (as determined by the Committee) to the Senior Manager’s accrued benefit on the date of his death. For purposes of this Section 4.2, the accrued benefit of a Senior Manager who has completed at least five Years of Service shall be the benefit which would have been payable to the Senior Manager under Section 4.1 if he had ceased to be an Employee (other than by reason of his death) on the date of his death. For purposes of this Section 4.2, the accrued benefit of a Senior Manager who has not completed at least five Years of Service shall be the benefit, commencing on the date the Senior Manager would have attained age 55 and completed 10 Years of Service if he had remained an active Employee, which is a fraction of the benefit which would have been payable to the Senior Manager under Section 4.1 if the Senior Manager had remained an active Employee through the date on which he completed five Year of Service and if the Senior Manager’s Average Monthly Compensation neither increased nor decreased after the date of his death. The numerator of the fraction in the preceding sentence shall be equal to the number of the Senior Manager’s Years of Service as of the date of his death and the denominator of such fraction shall be the number of Years of Service the Senior Manager would have completed if he has remained an active Employee through the date on which he completed at least five Years of Service.

4.2.1 In lieu of the benefit, if any, payable to a Senior Manager’s Designated Beneficiary upon the Senior Manager’s death as provided in Section 4.2, and subject to such rules as the Committee may prescribe, a Senior Manager may elect to have the benefit, if any, payable to the Senior Manager’s Designated Beneficiary upon the Senior Manager’s death paid in a lump sum. The lump sum shall be actuarially equivalent to the benefit otherwise payable to the Senior Manager’s Designated Beneficiary as provided in Section 4.2. The actuarial equivalent lump sum shall be the average of the cost quotes, obtained by the Committee from at least two insurance companies that (a) have a rating equivalent to A.M. Best A+ or higher and (b) are licensed to do business in the State of Ohio, for the purchase of an annuity contract providing the death benefit; provided however, that if the cost quotes from the two insurance companies chosen by the Committee differ by more than 5%, a third cost quote will be obtained by the Committee from a third insurance company that meets the criteria described in this section, and the average of the two highest quotes will be used to determine the death benefit.

4.3 The Committee, in its sole discretion, may elect to waive in whole or in part any service or age reduction or discount, or any minimum age or service requirement, otherwise applicable to the amount of a benefit payable to a Senior Manager under the Plan, on such terms and conditions as the Committee may prescribe.

4.4 In the case of a Senior Manager who retires prior to attaining age 62, the Committee may, in its sole discretion, elect to provide the Senior Manager with a monthly Social Security supplement from the date of his retirement through the date he attains age 62 (or, if earlier, to the date of his death) in the amount of the Senior Manager’s unreduced monthly primary Social Security benefit at age 62. This Social Security supplement shall be in addition to any other benefits provided under the Plan.

4.5 In lieu of a monthly benefit commencing on the date specified in Section 4.1 and payable for the life of the Senior Manager, with the consent of the Committee, and subject to such rales as the Committee may prescribe, a Senior Manager may elect to have his benefit paid in one of the following forms commencing on the date specified in Section 4.1: (a) fifteen equal annual installments; or (b) an annuity payable for the life of the Senior Manager and continuing to the Senior Manager’s contingent annuitant for his life at one-half of the rate payable during their joint lives. Any optional form of benefit hereunder shall be actuarially equivalent (as determined by the Committee) to the benefit otherwise payable to the Senior Manager under Section 4.1. If a Senior Manager whose benefit is being paid in fifteen annual installments dies before receiving all of the installments, the remaining installments shall be paid, when due, to his Designated Beneficiary.

4.5.1 In lieu of a monthly benefit payable for the life of the Senior Manager and any optional form of benefit provided in Section 4.5, and subject to such rules as the Committee may prescribe, a Senior Manager may elect to have his benefit paid in the form of a lump sum payment on the date that is 6 months after the date he ceases to be an Employee. The lump sum shall be actuarially equivalent to the benefit otherwise payable to the Senior Manager under Section 4.1. The actuarial equivalent lump sum shall be the average of the cost quotes, obtained by the Committee from at least two insurance companies that (a) have a rating equivalent to A.M. Best A+ or higher and (b) are licensed to do business in the State of Ohio, for the purchase of an annuity contract providing the benefit described in Section 4.1; provided however, that if the cost quotes from the two insurance companies chosen by the Committee differ by more than 5%, a third cost quote will be obtained by the Committee from a third insurance company that meets the criteria described in this section, and the average of the two highest quotes will be used to determine the actuarial equivalent lump sum.

4.6 Except as otherwise provided in this Section 4 and Section 5, if a Senior Manager ceases to be an Employee for any reason, neither he nor any person claiming by or through him shall be entitled to receive any benefit under the Plan.

SECTION 5. GENERAL PROVISIONS.

5.1 All benefits for which a Senior Manger would be otherwise eligible hereunder may be forfeited, in the sole and absolute discretion of the Committee, under the following circumstances:

(a) The Senior Manager is discharged for cause (as determined by the Board of Directors or the Committee in its sole and absolute discretion); or

(b) Determination by the Board of Directors or the Committee, in its sole and absolute discretion, that the Senior Manager engaged in misconduct in connection with his employment with a Convergys Entity; or

(c) The Senior Manager, without the express written consent of the Board of Directors or the Committee, at any time is employed by, becomes associated with, renders service to, or owns an interest in any business that, in the sole and absolute discretion of the Board of Directors or the Committee, is competitive with any Convergys Entity or with any business in which a Convergys Entity has a substantial interest (other than as a shareholder with a nonsubstantial interest in such business).

5.2 Assignment or alienation of pensions or other benefits under this Plan will not be permitted or recognized.

5.3 In all questions relating to age and service for eligibility for any benefit hereunder, or relating to term of employment and rates of pay for determining benefits, the decision of the Committee, based upon this Plan and upon the records of the

Participating Company last employing such individual and insofar as permitted by applicable law shall be final.

5.4 All benefits payable pursuant to the Plan shall be paid from Convergys Entity operating expenses, or through the purchase of insurance from an insurance company or otherwise, as the Committee may determine. If any Convergys Entity elects to purchase insurance or other assets to provide benefits under the Plan, no Senior Manager, beneficiary or annuitant shall have any right or interest in such insurance or other assets.

5.5 Benefits payable to a former employee or retiree unable to execute a proper receipt may be paid to other person(s) on behalf of the former employee or retiree.

5.6 In the event of a Change in Control, the provisions of this Section 5.6 will supersede any conflicting provisions of the Plan.

5.6.1 In the event of a Change in Control, the full present value of all accrued benefits under the Plan and the full present value of any Excess Benefit, as determined in accordance with the provisions of the Plan and the Convergys Corporation Grantor Trust (the “Trust”), shall be fully funded to the Trust in cash or other property acceptable to the trustee, within five business days of such Change in Control, The determination of the full present value of the accrued benefits under the Plan shall be made using the following assumptions: (i) the date of retirement for each Senior Manager shall be considered to be the later of the date on which such Senior Manager would have attained the age of 62 and completed 25 Years of Service or the date of the Change in Control, and (ii) the interest and mortality assumptions shall be the same as those used for funding the Pension Plan for the plan year in which the Change in Control occurs or if such assumptions are not yet established, the assumptions used in the immediately preceding year. In addition, the following assumptions also apply to the determination of accrued benefits under the Plan: (i) for the purpose of the benefit formula under Section 4 of this Plan (or any equivalent successor provisions of such Plan or any successor Plan) each Senior Manager who has completed at least five Years of Service will be considered to have attained age 62 and completed 25 Years of Service, and (ii) no Social Security Supplements shall be granted.

5.6.2 In the event that the Plan is terminated or partially terminated on or after a Change in Control and prior to the second anniversary of such Change in Control as defined hereinafter, each Senior Manager affected by such termination or partial determination may elect, within 90 days of the proposed distribution date (as defined below), to receive the full present value of the benefit accrued under this Plan and the Excess Benefit, referred to in Section 5.6.3, accrued under the Pension Plan to the date of the termination in a single lump sum payment. If the Senior Manager so elects in accordance with this Section 5.6.2 to receive a lump sum, such lump sum shall be distributed to the Senior Manager or, in the event of the Senior Manager’s death, the Senior Manager’s Designated Beneficiary in the amount which equals the present value of the benefit or benefits projected to be paid under the Plan to the Senior Manager, actuarially determined using the assumptions used by the Plan’s actuary for funding the Plan; provided, however, that such amount shall be further reduced by an amount equal to 10% prior to distribution of such lump sum. The proposed distribution date of the lump sum distribution shall be no later than one year following the date of the termination or partial termination of the Plan. Once such amount is paid, the obligation of the Plan to such Senior Manager and/or his Designated Beneficiary shall be considered to be fully and irrevocably satisfied. No Senior Manager shall have any right under this Section 5.6.2 prior to the occurrence of a Change in Control.

5.6.3 For purposes of the Plan, “Excess Benefit” means that portion of the Senior Manager’s pension under the Pension Plan, determined as of the proposed distribution date, that is in excess of the permissible amount which may be distributed from the Pension Plan in accordance with Sections 401(a)(17) and 415 of the Internal Revenue Code and with respect to which payments are to be made in accordance with the Pension Plan.

5.6.4 For the purposes of this Section 5.6, a “Change in Control” means and shall be deemed to occur if:

(i) a tender offer shall be made and consummated for the ownership of 30% or more of the outstanding voting securities of Convergys;

(ii) Convergys shall be merged or consolidated with another corporation and as a result of such merger or consolidation less than 75% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of Convergys other than affiliates (within the meaning of the Securities Exchange Act of 1934) of any party to such merger or consultation, as the same shall have existed immediately prior to such merger or consolidation;

(iii) Convergys shall sell substantially all of its assets to another corporation which is not a wholly owned subsidiary;

(iv) a person within the meaning of Section 3(a)(9) or of Section 13(d)(3) of the Securities Exchange Act of 1934, shall acquire 20% or more of the outstanding voting securities of Convergys (whether directly, indirectly, beneficially or of records), or a person, within the meaning of Section 3(a)(9) or Section 13(d)(3) of the Securities Exchange Act of 1934, controls in any manner the election of a majority of the directors of Convergys; or

(v) within any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period. For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(l)(i) pursuant to the Securities Exchange Act of 1934.

5.6.5 In the event of a Change in Control, the provisions of Section 5.6 may not be deleted or amended on or subsequent to the Change in Control in any manner whatsoever which would be adverse to one or more Senior Managers without the consent of each such Senior Manager who would be so affected; provided, however, the Board of Directors may make minor or administrative changes to Section 5.6 or changes to conform to applicable legal requirements. This Section 5.6.5 shall not limit the Board of Directors from making any amendment to or deleting all or any portion of Section 5.6 prior to a Change in Control.

5.6.6 In the case of a Change in Control, each Senior Manager who is participating in the Plan immediately prior to the Change in Control shall be deemed to be a Vested Senior Manager for purposes of Section 6. If a Senior Manager who is participating in the Plan immediately prior to a Change in Control ceases to be an Employee for any reason (other than his death) on or after the Change in Control, and if such Senior Manager has not completed five Years of Service, he shall be entitled to receive a monthly benefit, commencing on the date when the Senior Manager would have attained age 62 and completed 25 Years of Service if he had remained an active Employee (or such earlier date as may be permitted under Section 5.6.2 in the event the Plan is terminated on or after the Change in Control), which is a fraction of the benefit which would have been payable to the Senior Manager under Section 4.1 if the Senior Manager had remained an active Employee through such date. The numerator of the fraction in the preceding sentence shall be equal to the number of the Senior Manager’s Years of Service as of the Change in Control and the denominator of such fraction shall be equal to the number of Years of Service the Senior Manager would have completed if he had remained an active Employee through the date on which he would have attained age 62 and completed 25 Years of Service.

In lieu of the benefit, if any, payable to a Senior Manager in the event he ceases to be an Employee for any reason (other than death) on or after a Change in Control, as provided in this Section 5.6.6, and subject to such rules as the Committee may prescribe, a Senior Manager may elect to have the benefit paid in a lump sum. The lump sum shall be actuarially equivalent to the benefit otherwise payable to the Senior Manager under this Section 5,6.6, The actuarial equivalent lump sum shall be the average of the cost quotes, obtained by the Committee from at least two insurance companies that (a) have a rating equivalent to A.M. Best A+ or higher and (b) are licensed to do business in the State of Ohio, for the purchase of an annuity contract providing the benefit; provided however, that if the cost quotes from the two insurance companies chosen by the Committee differ by more than 5%, a third cost quote will be obtained by the Committee from a third insurance company that meets the criteria described in this section, and the average of the two highest quotes will be used to determine the actuarial equivalent lump sum.

SECTION 6. PLAN MODIFICATION.

The Board of Directors retains the right to amend or terminate the Plan in whole or in part at any time, for any reason, with or without notice. Subject to the provisions of Section 5.6, said amendment or termination may result, at the discretion of the Board of Directors, in the cancellation of any entitlements or future entitlements to active Senior Managers; provided, however, that the amendment, termination or partial termination of the Plan shall not reduce the accrued benefit of any Vested Senior Manager, retired Senior Manager or his beneficiary. For purposes of the Plan, vested Senior Manager means a Senior Manager who has at least five Years of Service.

SECTION 7. COMPLIANCE WITH CODE SECTION 409A.

It is intended that, with respect to amounts deferred in taxable years beginning on or after January 1, 2005 and earnings on such amounts (as determined in accordance with 1.409A-6(a)(2) of the proposed regulations), the provisions of the Plan (both prior to and on and after the effective date of this amendment and restatement) comply with Section 409A of the Internal Revenue Code, so as to prevent the inclusion in gross income of any amounts deferred hereunder in a taxable year prior to the taxable year or years in which such amounts would otherwise actually be distributed or made available to Senior Managers and their Designated Beneficiaries. The provisions of the Plan both as reflected in this amendment and restatement and immediately prior to the effective date of the amendment and restatement shall be construed, administered, and governed in a manner that effects such intent, and neither the Board nor the Committee shall take any action that would be inconsistent with such intent. Any provisions that would cause any amount deferred or payable under the Plan to be includible in the gross income of any Senior Manager or Designated Beneficiary or subject to interest or penalties under Section 409A(a)(l) of the Code shall have no force and effect unless and until amended to cause such amount to not be so includible (which amendment may be retroactive to the extent permitted by Section 409A of the Code). Although the Board and Committee shall use its best efforts to avoid the imposition of taxation, interest and penalties under Section 409A of the Code, the tax treatment of deferrals under this Plan is not warranted or guaranteed. Neither the Company, its Affiliates, the Board, nor the Committee (or its designee) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Senior Manager, Designated Beneficiary or other taxpayer as a result of the Plan.

IN WITNESS WHEREOF, Convergys Corporation has hereunto caused its name to be subscribed this 17 day of April, 2007.

CONVERGYS CORPORATION

/s/ David R. Whitwam
By: David R. Whitwam
Title: Chairman of the Compensation and Benefits Committee